EXHIBIT 21

REGIONS FINANCIAL CORPORATION

SUBSIDIARIES AT DECEMBER 31, 2009

1.	A-F Leasing, LLC (2)
2.	A-F Leasing, Ltd.(2)
3.	Albrecht & Associates of Delaware, Inc. (5)
4.	AmSouth Finance Corporation (2)
5.	AmSouth Reinsurance Company, Ltd. (16)
6.	Athletic Resource Management, Inc. (11)
7.	Cahaba International, Inc. (5)
8.	Cahaba International, Ltd.(14)
9.	Capital Factors, Inc. (6)
10.	Crockett Adjustment, Inc. (4)
11.	Crestmoor One, LLC (5)
12.	Crestmoor Two, LLC (5)
13.	First AmTenn Life Insurance Company (3)
14.	FMLS, Inc. (11)
15.	Former WT, Inc. (11)
16.	Greenview Townhomes, LLC (11)
17.	GTC Title, Inc. (2)
18.	LMIW Acquisition Management, LLC (6)
19.	LMIW I, LLC (6)
20.	LMIW II, LLC (6)
21.	LMIW III, LLC (6)
22.	LMIW IV, LLC (6)
23.	LMIW V, LLC (6)
24.	LMIW VI, LLC (2)
25.	LMIW VII, LLC (2)
26.	MCB Life Insurance Company (11)
27.	MCC Holdings, Inc. (2)
28.	Merchant Bankers, Inc. (11)
29.	Meriwether Capital Corporation (13)
30.	MICB, Inc. (5)
31.	MK Asset, Inc.(5)
32.	MK Holding, Inc. (2)
33.	MK Investment Management, Inc. (5)
34.	MK Louisiana Charitable Healthcare Facilities Fund LLC (5)
35.	MK Mezzanine Management, LLC (5)
36.	Morgan Asset Management, Inc. (11)
37.	Morgan Keegan Capital Services, LLC (11)
38.	Morgan Keegan Financial Products, Inc. (11)
39.	Morgan Keegan Financial Services, LLC (5)
40.	Morgan Keegan Fund Management, Inc. (11)
41.	Morgan Keegan Funding Corporation (11)
42.	Morgan Keegan Mortgage Company, Inc. (11)
43.	Morgan Keegan Municipal Products, Inc. (5)
44.	Morgan Keegan Structured Products, Inc. (5)
45.	Morgan Keegan & Company, Inc. (11)
46.	Morgan Properties, LLC (11)
47.	Provence Place GP, Inc. (10)
48.	Provence Place, LP (7)
49.	RAMCO - FL Holding, Inc. (2)
50.	RB Affordable Housing, Inc. (2)
51.	Regions Acceptance, LLC (5)

52.	Regions Agency, Inc. (2)
53.	Regions Asset Company (5)
54.	Regions Asset Holding Company (2)
55.	Regions Asset Management Company, Inc. (2)
56.	Regions Bank (1)
57.	Regions Business Capital Corporation (5)
58.	Regions Community Development Corporation (non profit)(11)
59.	Regions Equipment Finance Corporation (2)
60.	Regions Equipment Finance, Ltd. (2)
61.	Regions Hong Kong Limited (15)
62.	Regions Insurance Agency of Arkansas (4)
63.	Regions Insurance Group, Inc. (11)
64.	Regions Insurance Services of Alabama, Inc. (2)
65.	Regions Insurance Services, Inc. (11)
66.	Regions Insurance, Inc. (4)
67.	Regions Investment Management Holding Company (5)
68.	Regions Investment Services, Inc. (2)
69.	Regions Life Insurance Company (3)
70.	Regions Provence Place, LLC (2)
71.	Regions Reinsurance Corporation (12)
72.	Regions Title Company, Inc. (11)
73.	Revolution Partners, LLC (5)
74.	RMK Global Timberland Fund Management S.a.r.l. (17)
75.	Southpoint Residential Mortgage Securities Corporation (11)
76.	Union Planters Hong Kong, Inc. (11)
77.	Union Planters Mortgage Finance Corporation (5)
78.	Union Planters Preferred Funding Corp. (5)
79.	UPB Holdings, Inc. (5)
80.	UPB Investments, Inc. (11)
81.	UPBNA Holdings, Inc. (5)
82.	UPTENCO, Inc. (11)

(1)	Affiliate state bank chartered under the banking laws of Alabama.
(2)	Incorporated under the laws of Alabama.
(3)	Incorporated under the laws of Arizona.
(4)	Incorporated under the laws of Arkansas.
(5)	Incorporated under the laws of Delaware.
(6)	Incorporated under the laws of Florida.
(7)	Incorporated under the laws of Georgia.
(8)	Incorporated under the laws of Illinois.
(9)	Incorporated under the laws of Louisiana.
(10)	Incorporated under the laws of Massachusetts.
(11)	Incorporated under the laws of Tennessee.
(12)	Incorporated under the laws of Vermont.
(13)	Incorporated under the laws of Virginia.
(14)	Incorporated under the laws of Bermuda.
(15)	Incorporated under the laws of the Peoples’ Republic of China.
(16)	Incorporated under the laws of the Turks and Caicos Islands
(17)	Incorporated under the laws of Luxembourg